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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report on The Restaurant Company (and to all references to our Firm) included in or made a part of this registration statement.

ARTHUR ANDERSEN LLP


Memphis, Tennessee,
August 24, 1998.